Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3, No. 333-210294) of Aralez Pharmaceuticals Inc.;

(2)	Registration Statement (Form S-3, No. 333-221484) of Aralez Pharmaceuticals Inc.;

(3)	Registration Statement (Form S-1 on Form S-3, as amended by Post-Effective Amendment No. 1, No.333-208822) of Aralez Pharmaceuticals Inc.;

(4)	Registration Statement (Form S-1 on Form S-3, as amended by Post-Effective Amendment No. 1, No. 333-208823) of Aralez Pharmaceuticals Inc.;

(5)	Registration Statement (Form S-8, No. 333-209433) of Aralez Pharmaceuticals Inc.;

(6)	Registration Statement (Form S-8, No. 333-210206) of Aralez Pharmaceuticals Inc.; and

(7)	Registration Statement (Form S-8, No. 333-221487) of Aralez Pharmaceuticals Inc.

of our reports dated March 13, 2018, with respect to the consolidated financial statements of Aralez Pharmaceuticals Inc. and the effectiveness of internal control over financial reporting of Aralez Pharmaceuticals Inc. included in this Annual Report (Form 10-K) of Aralez Pharmaceuticals Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Iselin,

New Jersey
March 13, 2018